UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 7, 2015

SYMETRA FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33808	20-0978027
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

777 108th Avenue NE, Suite 1200 Bellevue, Washington	98004
(Address of principal executive offices)	(zip code)
Registrant’s telephone number, including area code: (425) 256-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 7, 2015, the Company held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”). Matters voted upon by the stockholders at the Annual Meeting were the: (1) election of two Class II directors; (2) approval of an advisory (non-binding) resolution on the Company’s executive compensation; and (3) ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

Proposal 1

The nominees for Class II directors listed below were each elected to serve as a Class II director with a three-year term expiring in 2018.

The results were as follows for nominee: Sander M. Levy

Votes For	106,589,075
Votes Against	719,865
Abstained	18,186
Broker Non Votes	2,420,593

The results were as follows for nominee: Lowndes A. Smith

Votes For	106,669,478
Votes Against	639,462
Abstained	18,186
Broker Non Votes	2,420,593

Proposal 2

The Company’s stockholders approved the advisory (non-binding) resolution on the executive compensation of the Company’s Named Executive Officers as described in the Company’s 2015 Proxy Statement. The results were as follows:

Votes For	105,866,060
Votes Against	1,435,593
Abstained	25,473
Broker Non Votes	2,420,593

Proposal 3

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The results were as follows:

Votes For	109,382,661
Votes Against	358,175
Abstained	6,883
Broker Non Votes	0

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMETRA FINANCIAL CORPORATION

	By:	/s/ David S. Goldstein
	Name:	David S. Goldstein
	Title:	Senior Vice President, General Counsel
and Secretary
Date: May 11, 2015